                                                                     EXHIBIT 4.4
                                                                     -----------

          CASH COLLATERAL AND SECURITY AGREEMENT dated as of February 28, 1994, between CDW REALCO, INC., a Delaware corporation (the "Grantor"), and
                                                       -------
WESTINGHOUSE ELECTRIC CORPORATION, a Pennsylvania

corporation, as collateral agent (in such capacity, the "Collateral Agent") for
                                                         ---------- -----
the Secured Parties, as defined herein.

          Reference is made to the Asset Acquisition Agreement (the "Acquisition
                                                                     -----------
Agreement") dated as of February 15, 1994, between CDW Holding Corporation
---------
("Buyer") and Westinghouse Electric Corporation ("Seller") pursuant to which
  -----                                           ------
(a) Seller has agreed to transfer certain assets to Buyer and Buyer has agreed
 -
to acquire such assets from Seller, (b)in partial consideration for such
                                     -
acquisition, Buyer has agreed to execute and deliver to Seller $77,925,440.14 Original Face Amount (as defined therein) of its first mortgage notes due 2001 (the "Buyer Notes"), (c) Seller has agreed to transfer such assets (other than
      -----------     -
certain real property) to CDW Acquisition Corporation ("Newco") at the direction
                                                        -----
of Buyer and release Buyer from its obligations under the Buyer Notes in consideration for, among other things, the assumption by Newco of the Buyer Notes, (d) Seller has agreed to transfer certain real property to the Grantor at
        -
the direction of Buyer and Newco and release Newco from its obligations under the Buyer Notes in consideration for, among other things, (i) the assumption
                                                             -
by the Grantor of the Buyer Notes, (ii) the execution and delivery by Buyer and
                                    --
Newco of the guaranties endorsed on the Buyer Notes, (iii) the execution and
                                                      ---
delivery by the Grantor of mortgages on such real property securing the Buyer Notes and (iv) the execution and delivery by the Grantor of a security agreement
           --
in the form hereof and (e) Seller has agreed to surrender the Buyer Notes to the
                        -
Grantor in exchange for $77,925,440.14 Original Face Amount (as defined therein) of the Grantor's first mortgage notes due 2001 (the "Realco Notes").
                                                     ------------

          Accordingly, the Grantor and the Collateral Agent hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

          Section 1.1  Terms Defined in the Notes.  Terms used herein and not
                       --------------------------
otherwise defined herein shall have the meanings set forth in the Notes (as defined below).

          Section 1.2  Definition of Certain Terms Used Herein.  As used herein,
                       ---------------------------------------
the following terms shall have the following meanings:

          "Applicable Law" shall mean all applicable provisions of all (i)
           --------------                                                -
constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, codes or orders of any Governmental Authority and (ii)
                                                                            --
orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.

          "Cash Collateral Accounts" shall mean the Cash Consideration Account,
           ------------------------
the Reserve Account and the Specified Loss Account.

          "Cash Consideration Account" shall mean the Cash Consideration Account
           --------------------------
established pursuant to Section 5.1.

          A "Change Prepayment Event" shall have occurred and be continuing if
             -----------------------
(a) a Change of Control has occurred and (b) the Grantor has not yet discharged
--                                        -
in full its obligations with respect to giving notice of such Change of Control to the holders of the Notes and the prepayment of Notes, in part or in whole, at the request of such holders.

          "Collateral" shall mean all right, title and interest of the Grantor
           ----------
in all (i) Permitted Non-Cash Consideration that forms part of the Net Proceeds
        -
Allocable to Payee in respect of any Restricted Asset Sale and all related FMN Mortgages, (ii) Cash Consideration that forms part of the Net Proceeds Allocable
            --
to Payee in respect of any Restricted Asset Sale, (iii) amounts (including
                                                   ---
Specified Loss Proceeds) required to be deposited in, and
amounts from time to time held in, the Cash Collateral Accounts, (iv) Permitted
                                                                  --
Investments held for the account of any Cash Collateral Account, (v) Documents
                                                                  -
and (vi) Proceeds.
     --

          "Documents" shall mean all instruments, files, records, ledger sheets
           ---------
and documents covering or relating to any of the Collateral.

          "FMN Debtor" shall mean any Person who is or who may become obligated
           ----------
under, with respect to or on account of any Permitted Non-Cash Consideration that forms part of the Collateral.

          "FMN Mortgages" shall mean the mortgages that secure any Permitted
           -------------
Non-Cash Consideration.

          "Governmental Approval" shall mean any consent, approval,
           ---------------------
authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with or report or notice to any Governmental Authority.

          "Governmental Authority" shall mean any nation or government, any
           ----------------------
state, province or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the United States, Canada, any state of the United States, any province of Canada or any political subdivision thereof, and any tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organization.

          "Guaranty Agreement" shall mean the guaranty by the Grantor endorsed
           ------------------
on each Canadian Note.

          "Liability Reserve", with respect to any Restricted Asset Sale, shall
           -----------------
mean any reserve established by
the Grantor in accordance with GAAP pursuant to Section 5.3(a) at the time of such Restricted Asset Sale in connection with any Permitted Liabilities in respect of such Restricted Asset Sale.

          "Loan Documents" shall mean the Notes (including the Guaranties
           --------------
endorsed thereon), the Canadian Notes (including the Guaranties endorsed thereon) and the Mortgage Documents.

          "Mortgages" shall mean the mortgages of real property executed by the
           ---------
Grantor that by their terms secure the payment by the Grantor of its obligations under the Notes (whether or not such mortgages also secure other obligations).

          "Notes" shall mean the Buyer Notes until the Buyer Notes are
           -----
surrendered by Seller to the Grantor in exchange for the Realco Notes, and thereafter shall mean the Realco Notes.

          "Obligations" shall mean (i) the due and punctual payment by the
           -----------              -
Grantor of (A) the Accreted Value of the Notes, when and as due, whether at
            -
maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (B) all monetary obligations of the Grantor under the Guaranty
            -
Agreement and (C) all other monetary obligations of the Grantor under the Loan
               -
Documents and (ii) the due and punctual performance of all other obligations of
               --
the Grantor under the Loan Documents.

          "Permitted Encumbrances", with respect to any Replacement Property (as
           ----------------------
defined below), shall mean the "Permitted Encumbrances", as defined in the Mortgage relating to such Replacement Property.

          "Permitted Investments" shall mean:
           ---------------------

          (a) marketable direct obligations issued or unconditionally guaranteed by the United States of

     America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition thereof;

          (b) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings generally obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.; or

          (c) commercial paper maturing no more than six months from the date of creation thereof and, at the time of acquisition, having a rating of A-2 or higher from Standard & Poor's Corporation or P-2 or higher from Moody's Investors Service, Inc.;

          (d) domestic certificates of deposit, time or demand deposits or bankers' acceptances maturing within six months after the date of acquisition issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital, surplus and undivided profits (less any undivided losses) of not less than $250,000,000; and

          (e) fully collateralized repurchase agreements with a term of not more than 30 days for underlying securities of the type described in clause
     (a) or (b) above entered into with any institution meeting the qualifications specified in clause (d) above;

provided, however, that any Permitted Investment must have a stated maturity
--------  -------
prior to Stated Maturity.

          "Permitted Liens" shall mean any (i) Liens for taxes that are not yet
           ---------------                  -
due and payable or that may after
contest be paid without penalty or that are being contested in good faith by the Grantor and (ii) Liens arising by reason of any judgment, decree or order of
             --
any Governmental Authority that does not arise out of any breach by the Grantor of any of the Loan Documents if (A) appropriate legal proceedings have been duly
                                 -
initiated for the review of such judgment, decree or order, are being diligently prosecuted and have not been finally terminated or (B) the period within which
                                                    -
such proceedings may be initiated has not expired.

          "Proceeds" shall mean any consideration received from the sale,
           --------
exchange, license, lease or other disposition of any asset or property which constitutes Collateral, any payments received on Permitted Non-Cash Consideration that forms part of the Collateral, any payments or other assets received as a consequence of the possession of any Collateral and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property which constitutes Collateral (but only to the extent such payment relates to any such asset or property), and shall include all cash and negotiable instruments received or held on behalf of the Collateral Agent pursuant to Article V.

          "Replacement Property" is defined in Section 5.1(d).
           --------------------

          "Reserve Account" shall mean the Reserve Account established pursuant
           ---------------
to Section 5.3.

          "Secured Parties" shall mean (i) each holder of Notes, (ii) each
           ---------------              -                         --
holder of Canadian Notes, (iii) the Collateral Agent in its capacity as such,
                           ---
(iv) the beneficiaries of each indemnification obligation undertaken by the
 --
Grantor under any Mortgage Document and (v) the successors of the foregoing.
                                         -

          "Specified Loss Account" shall mean the Specified Loss Account
           ----------------------
established pursuant to Section 5.4.

          "Specified Loss Proceeds" shall mean any amounts paid to the
           -----------------------
Collateral Agent pursuant to Section 4.3 or 4.4 of any Mortgage.


                                  ARTICLE II
                               SECURITY INTEREST
                               -----------------

          Section 2.1  Security Interest.  As security for the payment or
                       -----------------
performance, as the case may be, of the Obligations, the Grantor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Collateral Agent and its successors, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent and its successors, for the benefit of the Secured Parties, a security interest in, all the Grantor's right, title and interest in, to and under the Collateral (the "Security Interest"). Without limiting the foregoing, the Collateral Agent is
 -----------------
hereby authorized to file one or more financing statements, continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by the Grantor, without the signature of the Grantor to the extent permitted by Applicable Law, naming the Grantor as debtor and the Collateral Agent as secured party.

          Section 2.2  No Assumption of Liability.  The Security Interest is
                       --------------------------
granted as security only and shall not subject the Collateral Agent or any Secured Party to, or in any way alter or modify, any obligation or liability of the Grantor with respect to or arising out of any of the Collateral.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

          As of the date hereof and as of the date any Cash Consideration or Permitted Non-Cash Consideration is delivered to the Collateral Agent to be held pursuant to this Agreement, the Grantor represents and warrants to the Collateral Agent and the Secured Parties that:

          Section 3.1  Title and Authority.  The Grantor has (or, in the case of
                       -------------------
after-acquired Collateral, on the date of its delivery to the Collateral Agent, will have) good and valid rights in and title to the Collateral with respect to which it has purported to grant a Security Interest hereunder and has (or, in the case of after-acquired Collateral, on the date of its delivery to the Collateral Agent, will have) full power and authority to grant to the Collateral Agent the Security Interest in such Collateral pursuant hereto and has full power and authority to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person, other than any consent or approval which has been obtained.

          Section 3.2  Filings.  The Grantor has (or promptly after the Closing
                       -------
Date, but in no event later than the date Collateral is first delivered to the Collateral Agent, will have) made all the filings, recordings and registrations listed on Schedule 3.2A, which are the only filings, recordings and registrations necessary to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all such Collateral in which the Security Interest may be perfected by filing, recording or registration with respect to such Collateral under the Uniform Commercial Code (the "UCC") as in effect in the United States (or any political subdivision thereof), and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary with respect to such Collateral under the UCC as in effect in any such jurisdiction, except as provided under Applicable Law with respect to the filing of continuation statements and except that additional filings may be necessary if the Grantor thereafter changes its name, identity or corporate structure or the location of its places of business, its chief executive office or the Collateral. Without limiting the generality of the foregoing, simultaneously, with delivery of any Permitted Non-Cash Consideration to the Collateral Agent or as soon thereafter as practicable, the Grantor shall have taken all such actions and made all such filings, recordings and registrations that are necessary in order to enable the Collateral Agent to enforce directly against the applicable FMN Debtor its obligations in respect of such Permitted Non Cash Consideration and to exercise remedies under the applicable FMN Mortgage, without the necessity of any further consent or approval of the Grantor.

          Section 3.3  Validity of Security Interest.  The Security Interest
                       -----------------------------
constitutes (or, in the case of after-acquired Collateral, will on the date of delivery of such after-acquired Collateral to the Collateral Agent constitute)
(a) a legal and valid security interest in all the Collateral securing the
 -
payment and performance of the Obligations and (b) a perfected security interest
                                                -
in all Collateral in which a security interest may be perfected by either (i)
                                                                           -
possession of the Collateral by the Collateral Agent (assuming continuing possession by the Collateral Agent) or (ii) filing, recording or registering a
                                        --
financing statement or analogous document under the UCC as in effect in the United States (or any political subdivision thereof). To the extent priority is governed by the UCC, the Security Interest is and shall be prior to any other Lien on any of the Collateral, including any Permitted Lien.

          Section 3.4  Absence of Other Liens.  Collateral is owned by the
                       ----------------------
Grantor free and clear of any Lien (other than the Security Interest and any Permitted Lien). Other than as contemplated hereby, the Grantor has not filed or consented to the filing of (a) any financing statement or
                               -
analogous document under the UCC or any other Applicable Law covering any Collateral or (b) any assignment in which the Grantor assigns any Collateral or
               -
any security agreement or similar instrument covering any Collateral with any Governmental Authority.

          Section 3.5  Location of Chief Executive Office. The principal place
                       ----------------------------------
of business and chief executive office of the Grantor, and the office where the Grantor keeps the Documents and any other books and records concerning the Collateral, are located at the address specified for the Grantor in Section 8.8. The exact corporate name of the Grantor as it appears in its certificate of incorporation, each other corporate name the Grantor has had, and all other names (including trade names or similar appellations) under which the Grantor or any of its divisions, subsidiaries or other business units has carried on business are as listed in the caption to this Agreement or notified to the Collateral Agent pursuant to Section 4.1.


                                   ARTICLE IV
                                   COVENANTS
                                   ---------

          Section 4.1  Change of Name; Location of Collateral; Place of
                       ------------------------------------------------
Business.  The Grantor will promptly notify the Collateral Agent of any change
--------
(i) in its corporate name or in any trade name used to identify it in the
--
conduct of its business or in the ownership of its properties, (ii) in the
                                                                --
location of its chief executive office, its principal place of business or any office in which it maintains books or records relating to Collateral or (iii) in
                                                                         ---
its identity or corporate structure. The Grantor will not effect or permit any change referred to in the preceding sentence unless all filings, recordings or registrations have been made under the UCC or otherwise which are required in order for the Collateral Agent to continue at all times following such change to have a legal, valid and perfected security interest in all the Collateral in which a security interest may be perfected under the UCC by filing, recording or registering a financing statement or similar document.

          Section 4.2  Periodic Certification.  Each year, at the time of
                       ----------------------
delivery of Newco's annual financial statements with respect to the preceding fiscal year pursuant to the Notes, the Grantor will deliver to the Collateral Agent a certificate executed by a financial officer and the chief legal officer of the Grantor (a) certifying that all appropriate UCC financing statements
                -
(including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each Governmental Authority to the extent necessary under the UCC to perfect the Security Interest for a period of not less than six months after the date of such certificate, (b) setting forth all filings, recordings and
                           -
registrations, including all refilings, rerecordings and reregistrations, that, with respect to the Collateral as of the date of such certificate, would be required under the UCC to be made within 18 months after the date of such certificate to perfect the Security Interest in such Collateral for a period of not less than two years after the date of such certificate, (c) setting forth,
                                                             -
with respect to each filing, recording or registration (including each refiling, rerecording or reregistration) made since the date of the most recent certificate delivered pursuant to this Section, the filing office, date and file number thereof and (d) attaching true, correct and complete acknowledgement
                    -
copies of each such filing, recording or registration not theretofore delivered to the Collateral Agent.

          Section 4.3  Protection of Security.  The Grantor will, at its own
                       ----------------------
cost and expense, take any and all actions necessary to (i) defend title to the
                                                         -
Collateral against all persons and to defend the Security Interest of the Collateral Agent in the Collateral and the priority thereof against any Lien (other than any Permitted Lien) and

(ii) resist enforcement of any Permitted Lien against any Collateral.
 --

          Section 4.4  Further Assurances. (a)  The Grantor will, at its own
                       ------------------
cost and expense, execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and filing, registration, stamp and other similar taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith.

          (b) Without limiting the generality of the foregoing, any Permitted Non-Cash Consideration delivered to the Collateral Agent (and the related FMN Mortgage) shall, unless otherwise requested by the Collateral Agent, be registered in the name of the Collateral Agent or its nominee. If the Collateral Agent requests that any such Permitted Non-Cash Consideration and the related FMN Mortgage not be registered in the name of the Collateral Agent or its nominee, such Permitted Non-Cash Consideration and related FMN Mortgage (i)
                                                                             -
shall be duly endorsed in a manner, or accompanied by instruments of transfer or assignment in a form reasonably satisfactory to the Collateral Agent, (ii) shall
                                                                       --
provide that (A) the rights of the Grantor under such Permitted Non-Cash
              -
Consideration and related FMN Mortgage may be assigned without the consent of the applicable FMN Debtor, (B) any assignee of the Grantor can exercise all of
                            -
the rights of the Grantor under such Permitted Non-Cash Consideration and related FMN Mortgage, (C) the applicable FMN Debtor will make all payments under
                       -
such Permitted Non-Cash Consideration as directed by the Grantor, and (D) the
                                                                       -
terms of such Permitted Non-Cash Consideration and related FMN Mortgage shall not be amended or modified, and the Grantor will not agree to a waiver or compromise thereof, without the consent of the Grantor and any assignee of the Grantor and (iii) shall be accompanied by an instrument duly executed by the
             ---
applicable FMN Debtor, in a form reasonably satisfactory to the Collateral Agent, pursuant to which such FMN Debtor shall acknowledge the assignment to the Collateral Agent of all the rights of the Grantor in respect of such Permitted Non-Cash Consideration and related FMN Mortgage (it being agreed that, as between the Grantor and the Collateral Agent, the exercise of rights and powers accruing to the owner of any Permitted Non-Cash Consideration shall be governed by this Agreement).

          (c) The Collateral Agent shall have the right (in its sole and absolute discretion) to hold any Permitted Non-Cash Consideration forming part of the Collateral in its own name as pledgee, the name of its nominee or the name of the Grantor. The Grantor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to any Permitted Non-Cash Consideration forming part of the Collateral registered in the name of the Grantor.

          (d) The Collateral Agent shall, upon the reasonable request of the Grantor, sign any financing statement or other similar document, in form and substance reasonably satisfactory to the Collateral Agent, required to be filed by the Grantor pursuant to this Agreement and that requires the signature of the Collateral Agent.

          Section 4.5  Rights and Obligations Under Permitted Non-Cash
                       -----------------------------------------------
Consideration.  (a)  Unless and until an Event of Default shall have occurred
-------------
and be continuing and the Collateral Agent shall have notified the Grantor that the Grantor's rights under this Section are being suspended:

          (i) The Grantor shall be entitled to exercise any and all the rights and powers of the owner of any Permitted Non-Cash Consideration forming part of the Collateral (and the related FMN Mortgage) to amend, waive or modify the terms thereof and to grant consents or approvals thereunder; provided, however, that (A) such exercise could
                              --------  -------        -
     not reasonably be expected to materially and adversely affect the rights inuring to a holder of such Permitted Non-Cash Consideration or the rights and remedies of the Collateral Agent or any of the Secured Parties under any of the Loan Documents or any of the Secured Parties to exercise the same and (B) the Grantor may not amend, waive, modify or compromise any
               -
     such Permitted Non-Cash Consideration (or the related FMN Mortgage) to (w)
                                                                             -
     extend the maturity or decrease the principal amount of, or reduce the rate of interest or extend the time of payment of any installment of principal of or interest on, any such Permitted Non-Cash Consideration, (x) release
                                                                    -
     or subordinate the Lien of any FMN Mortgage forming part of the Collateral or adversely affect the ability to exercise remedies thereunder, (y) permit
                                                                       -
     any FMN Mortgage forming part of the Collateral to secure any obligation other than an obligation to the Grantor or an obligation under Permitted Non-Cash Consideration forming part of the Collateral or (z) restrict the
                                                               -
     assignability thereof.

          (ii) The Grantor shall be entitled to (and hereby agrees for the benefit of the Secured Parties that it will exercise commercially reasonable efforts to) enforce, in a commercially reasonable manner, the rights and remedies accruing to the owner of any Permitted Non-Cash Consideration forming part of the Collateral (and the related FMN Mortgage), including enforcement of the payment when due of amounts payable thereunder; provided, however, that the foregoing shall not be construed to
                 --------  -------
     constitute a guarantee by the Grantor of collection or otherwise.

          (iii) The Collateral Agent will execute and deliver to the Grantor, or cause to be executed and delivered to the Grantor, all such proxies, powers of attorney and other instruments as the Grantor may reasonably request for the purpose of enabling the Grantor to exercise the rights and powers which it is entitled (or obligated) to exercise pursuant to Section 4.5(a)(i) or 4.5(a)(ii).

          (b) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Grantor of the suspension of its rights under Section 4.5(a), then all rights and obligations of the Grantor to exercise the rights and powers which it is entitled to exercise pursuant to Section 4.5(a), and the obligations of the Collateral Agent under Section 4.5(a), shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such rights and powers.

          (c) Any notice given by the Collateral Agent to the Grantor suspending its rights under Section 4.5(a)(i) may be given by telephone if
                                           -
promptly confirmed in writing and (ii) may suspend the rights of the Grantor
                                   --
under Section 4.5(a) in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent's rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

          Section 4.6  Inspection and Verification.  The Collateral Agent and
                       ---------------------------
such persons as the Collateral Agent may reasonably designate shall have the right, at any reasonable time or times, to inspect all records related to the Collateral (and to make extracts and copies from such records) and to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to the Collateral, including by contacting FMN Debtors. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party. Without the prior written consent of the Grantor, the Collateral Agent shall not disclose, and shall require as a condition to sharing such information with any Secured Party or other Person that such Secured Party or other Person agree not to disclose, to any Person that is not a Secured Party any such information which is designated by the Grantor to the Collateral Agent in writing as confidential; provided,
                                                                --------
however, that the Collateral Agent or any Secured Party may disclose such
-------
information (a) to any of their respective accountants, counsel, consultants,
             -
employees or agents who are advised of the confidential nature of such information, (b) if it becomes publicly available other than by reason of a
              -
breach of this sentence, (c) if received from a third party not bound by any
                          -
confidentiality agreement with Buyer, Newco, the Grantor or the Canadian Buyer,
(d) required by Applicable Law or any Governmental Approval to be disclosed by
 -
such Person, (e) necessary to establish such Person's rights under any of the
              -
Loan Documents or (f) to any prospective permitted assignee of all or a portion
                   -
of the rights of such Person under the Loan Documents if such prospective permitted assignee agrees to be bound by the confidentiality provisions contained in this sentence.

          Section 4.7  Taxes; Encumbrances.  At its option, the Collateral Agent
                       -------------------
may discharge past-due taxes, assessments, charges, fees, liens, security interests or other encumbrances at any time levied or placed on the Collateral (other than any Permitted Lien), and may pay for the maintenance and preservation of the Collateral to the extent the Grantor fails to do so, and the Grantor agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section shall be
               --------  -------
interpreted as excusing the Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of the Grantor with respect to taxes, assessments, charges, fees, liens, security interests or other encumbrances and maintenance.

          Section 4.8  Continuing Obligations of the Grantor.  The Grantor shall
                       -------------------------------------
remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral unless and until title to such contract, agreement or instrument has been indefeasibly vested in the Collateral Agent pursuant to the exercise of its remedies under Article VI, all in accordance with the terms and conditions thereof, and the Grantor will indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability arising out of the Grantor's performance or failure to perform the same.

          Section 4.9  Use and Disposition of Collateral. Except for the
                       ---------------------------------
Security Interest, the Grantor will not (i) make or permit to be made an
                                         -
assignment, pledge or hypothecation of the Collateral or (ii) grant any other
                                                          --
Lien in respect of the Collateral. The Grantor will not make or permit to be made any transfer of the Collateral other than withdrawals from the Cash Collateral Accounts made in accordance with Article V.

          Section 4.10 Register.  The Collateral Agent and such persons as the
                       --------
Collateral Agent may reasonably designate shall have the right, at any reasonable time or times, to inspect the Register (and to make extracts from and copies of the Register). At the request of the Collateral Agent, the Grantor shall use reasonable efforts to provide to the Collateral Agent a copy of the "Register" (as defined in the Canadian Notes).


                                   ARTICLE V
                           CASH COLLATERAL ACCOUNTS
                           ------------------------

          Section 5.1  Cash Consideration Account. (a)  Prior to the first
                       --------------------------
delivery to the Collateral Agent of any Cash Consideration or Permitted Non-Cash Consideration constituting Net Proceeds Allocable to Payee, the Collateral

Agent will establish with a financial institution reasonably satisfactory to the Grantor (it being agreed that such financial institution shall not be a creditor of the Grantor or any of its Affiliates) an account (the "Cash Consideration
                                                          ------------------
Account") over which the Collateral Agent shall have exclusive dominion and
-------
control, including the exclusive right of withdrawal.

          (b) Any Proceeds from the investment pursuant to Section 5.5 of amounts of Net Proceeds Allocable to Payee in respect of any Restricted Asset Sale, net of the amount so invested, shall, solely for the purposes of this Section, constitute additional Net Proceeds in respect of such Restricted Asset Sale.

          (c) The Collateral Agent will, upon written request from the Grantor, withdraw cash from the Cash Consideration Account and apply such cash to prepay, in whole or in part, the Notes in accordance with the instructions of the Grantor set forth in such written request; provided, however, that (i) such
                                           --------  -------        -
instructions are consistent with paragraph 7(c) of the Notes, (ii) such written
                                                               --
request specifies each Restricted Asset Sale the Net Proceeds Allocable to Payee in respect of which are to be so applied and, if more than one Restricted Asset Sale is so specified, the amount of the Net Proceeds Allocable to Payee in respect of each Restricted Asset Sale to be so applied, (iii) the amount of any
                                                         ---
Net Proceeds Allocable to Payee in respect of any Restricted Asset Sale to be so applied does not exceed the remaining balance of such Net Proceeds Allocable to Payee in respect of such Restricted Asset Sale and (iv) cash withdrawn from the
                                                    --
Cash Consideration Account pursuant to this Section 5.1(c) shall be applied to the prepayment of the Notes only at the direction of the Grantor.

          (d) Unless an Event of Default has occurred and is continuing, the Collateral Agent will withdraw cash from the Cash Consideration Account and pay such cash at the direction of the Grantor on the date specified by the

Grantor if the following conditions shall have been satisfied:

          (1) The Grantor shall have requested in writing that the Collateral Agent effect such withdrawal not less than 10 Business Days prior to the date on which such cash is to be withdrawn. Such request shall have specified the amount of cash to be withdrawn and shall have been accompanied by (A) a certificate, signed by the chief financial officer of
                     -
     Newco, to the effect that (x) no Event of Default has occurred and is
                                -
     continuing and (y) the proceeds of such withdrawal are to be used to
                     -
     finance the purchase by the Grantor of a fee simple interest in real property located in the United States (the "Replacement Property") from a
                                                 --------------------
     Person who is not an Affiliate of the Grantor and (B) a copy of a contract
                                                        -
     for the purchase of the Replacement Property.

          (2) On or prior to the date on which such cash is to be withdrawn, the Collateral Agent shall have received (A) a first mortgage securing the
                                               -
     Obligations, in recordable form and otherwise substantially in the form of the Mortgages, of the Replacement Property, duly executed and delivered by the Grantor, (B) a title insurance policy, issued by a nationally
                   -
     recognized title insurance company reasonably satisfactory to the Collateral Agent, insuring the lien of Collateral Agent's mortgage on the Replacement Property, subject only to standard exceptions and Permitted Encumbrances, in an amount not less than the amount of the proposed withdrawal, and (C) such surveys, environmental audits and documents
                      -
     relating to the Permitted Encumbrances and compliance with Applicable Law and applicable Governmental Approvals, as reasonably requested by the Collateral Agent, as shall be reasonably necessary to satisfy the Collateral Agent that the mortgaging of the Replacement Property to secure the Obligations and the proposed withdrawal, taken together, would not materially and adversely affect the aggregate value of the Mortgaged Property and the Collateral or the rights and remedies of the Collateral Agent or any of the Secured Parties under the Loan Documents or the ability of the Collateral Agent or any of the Secured Parties to exercise the same.

          (3) On the date on which such cash is to be withdrawn, the Collateral Agent shall have received a certificate bringing down to date the certificate referred to in Section 5.1(d)(1)(A).

          (4) If the Replacement Property is being purchased in connection with the purchase by the Grantor, or any of its Affiliates, of any assets or services from the seller of the Replacement Property or any of its Affiliates, the Collateral Agent shall be reasonably satisfied that the amount of cash proposed to be withdrawn shall not be greater than the fair market value of the Replacement Property. If the Replacement Property is not being purchased in connection with the purchase by the Grantor, or any of its Affiliates, of any assets or services from the seller of the Replacement Property or any of its Affiliates, the Collateral Agent shall be reasonably satisfied that the amount of cash proposed to be withdrawn shall not be greater than the cash purchase price for the Replacement Property.

          (5) The Grantor directs that the cash withdrawn is to be paid to, or at the direction of, the seller of the Replacement Property.

          (6)  The amount of cash to be withdrawn does not exceed (A) the amount
                                                                  -
     of Cash Consideration received by the Collateral Agent during the preceding 18 months (including in such amount any portion of Excess Reserved Amounts transferred to the Cash Consideration Account from the Reserve Account pursuant to Section 5.3(e) in respect of a Liability Reserve established within the preceding 18 months) and not previously withdrawn from the Cash Consideration Account plus

     (B)  the amount of cash Proceeds received by the Collateral Agent during the preceding 18 months in respect of Permitted Non-Cash Consideration and not previously withdrawn from the Cash Consideration Account plus (C) the amount of any Proceeds from the investment pursuant to
                   -
     Section 5.5 of cash described in clause (A) or (B) above to the extent not previously withdrawn from the Cash Consideration Account.

          (e) At least 10 days prior to each Semi-Annual Accrual Date that occurs at least 18 months after the receipt by the Collateral Agent of any Net Proceeds Allocable to Payee, the Grantor shall direct the Collateral Agent in writing (1) to retain in the Cash Consideration Account all Net Proceeds
         -
Allocable to Payee deposited therein less than 18 months (including in such amount any amounts transferred to the Cash Consideration Account from the Reserve Account pursuant to Section 5.3(e) in respect of a Liability Reserve established within the preceding 18 months) prior to such Semi-Annual Accrual Date (and all Proceeds therefrom or from the investment thereof in accordance with Sections 5.1(b) and 5.5) and (2) to apply any balance of the amount in the
                                   -
Cash Collateral Account, after such retention and after any application pursuant to Section 5.1(d), to prepayment of the Notes on such Semi-annual Accrual Date. Upon such written direction of the Grantor the Collateral Agent shall withdraw cash in an amount equal to such balance, if any, from the Cash Consideration Account and apply such cash to prepay, in whole or in part, the Notes in accordance with the instructions of the Grantor set forth in such written direction; provided, however, that (i) such instructions are consistent with
           --------  -------        -
paragraph 7(c) of the Notes and (ii) any cash withdrawn from the Cash
                                 --
Consideration Account pursuant to this Section 5.1(e) shall be applied to the prepayment of the Notes only at the direction of the Grantor.

          (f) If an Event of Default has occurred and is continuing, the Collateral Agent may, in its sole discretion, apply all amounts on deposit in the Cash Consideration

Account to satisfy in accordance with Section 6.2 any Obligations then due and payable.

          Section 5.2  Deposits.  (a)  The Grantor will notify and direct
                       --------
promptly each FMN Debtor and every other Person obligated to make payments on or with respect to Permitted Non-Cash Consideration forming part of the Collateral to make all such payments to the Cash Consideration Account. The Grantor shall use all reasonable efforts to cause each FMN Debtor and every other Person identified in the preceding sentence to make all payments on or with respect to Permitted Non-Cash Consideration forming part of the Collateral directly to the Cash Consideration Account.

          (b) In the event that the Grantor directly receives any Proceeds on or with respect to Permitted Non-Cash Consideration forming part of the Collateral (including Proceeds from any exercise of remedies in respect thereof, under any FMN Mortgage or otherwise), notwithstanding the arrangements for payment directly into the Cash Consideration Account, such Proceeds shall be held in trust for the benefit of the Collateral Agent and the Secured Parties and shall be segregated from other funds of the Grantor, subject to the Security Interest granted hereby, and the Grantor shall cause such Proceeds to be deposited into the Cash Consideration Account as soon as practicable after the Grantor's receipt thereof.

          (c) All Cash Consideration constituting Net Proceeds Allocable to Payee received by the Grantor or the Collateral Agent shall forthwith be deposited into the Cash Consideration Account, subject to (i) the rights of the
                                                           -
Collateral Agent to apply Cash Consideration in accordance with Section 6.2 if an Event of Default has occurred and is continuing and (ii) the rights of the
                                                        --
Grantor to direct the Collateral Agent to withdraw amounts on deposit in the Cash Consideration Account.

          Section 5.3  Reserve Account.  (a)  In connection with any Restricted
                       ---------------
Asset Sale, the Grantor may establish a Liability Reserve (not in excess of the reserve in respect thereof required by GAAP) by:

          (i) not less than five Business Days prior to the consummation of such Restricted Asset Sale, giving the Collateral Agent written notice that the Grantor intends to establish a Liability Reserve with respect to such Restricted Asset Sale;

         (ii) simultaneously with the consummation of such Restricted Asset Sale, delivering to the Collateral Agent a certificate, signed by the chief accounting officer of Newco, stating (A) that the Grantor is establishing a
                                           -
     reserve with respect to Permitted Liabilities in respect of such Restricted Asset Sale and stating the initial balance of the related Reserved Amount,
     (B) that the Grantor is required by GAAP to establish such a reserve in an
      -
     amount not less than such stated initial balance and (C) whether or not the
                                                           -
     Grantor is obligated by paragraph 6(c)(6)(b) of the Notes to deliver cash equal to such Reserved Amount for deposit hereunder; and

        (iii) simultaneously with the consummation of such Restricted Asset Sale, if obligated to do so by paragraph 6(c)(6)(b) of the Notes, delivering to the Collateral Agent an amount of cash equal to the initial balance of the Reserved Amount (such amount to be in addition to any Cash Consideration paid to the Collateral Agent in connection with such Restricted Asset Sale to be deposited in the Cash Consideration Account).

          (b) Prior to the first delivery to the Collateral Agent of any cash pursuant to Section 5.3(a)(iii), the Collateral Agent will establish with a financial institution reasonably satisfactory to the Grantor (it being agreed that such financial institution shall not be a creditor of the

Grantor or any of its Affiliates) an account (the "Reserve Account") over which
                                                   ---------------
the Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal. All amounts received by the Collateral Agent pursuant to Section 5.3(a)(iii) and all cash Proceeds from investments thereof pursuant to Section 5.5 shall forthwith be deposited into the Reserve Account.

          (c) The Reserved Amount in respect of any Restricted Asset Sale shall be increased by the amount of any Proceeds from the investment of such Reserved Amount pursuant to Section 5.5, net of the amount so invested, and reduced by any withdrawals pursuant to this Section in respect of such Reserved Amount.

          (d) The Collateral Agent will, upon written request from the Grantor, withdraw cash from the Reserve Account and apply such cash to prepay, in whole or in part, the Notes in accordance with the instructions of the Grantor set forth in such written request; provided, however, that (i) such instructions are
                               --------  -------        -
consistent with paragraph 7(c) of the Notes, (ii) such written request specifies
                                              --
each Restricted Asset Sale the Reserved Amount in respect of which is to be reduced in connection with such withdrawal and, if more than one Restricted Asset Sale is so specified, the amount by which each related Reserved Amount is to be reduced, (iii) the amount by which any Reserved Amount is to be reduced
                ---
does not exceed the remaining balance of such Reserved Amount and (iv) any cash
                                                                   --
withdrawn from the Reserve Account pursuant to this Section 5.3(d) shall be applied to the prepayment of the Notes only at the direction of the Grantor.

          (e) Unless an Event of Default has occurred and is continuing, the Collateral Agent will, upon written request from the Grantor, transfer all or a portion of any Excess Reserved Amount from the Reserve Account to the Cash Consideration Account if the following conditions shall have been satisfied:

          (1) Such request shall specify each Restricted Asset Sale with respect to which such Excess Reserved Amount has arisen and, if more than one Restricted Asset Sale is so specified, the amount of each related Excess Reserved Amount.

          (2) The amount of each Excess Reserved Amount does not exceed the remaining balance of the related Reserved Amount.

          (3) Such request shall be accompanied by a certificate, signed by the chief accounting officer of Newco, to the effect that the Grantor is no longer required by GAAP to maintain the related Excess Reserved Amount in its reserve in respect of each such Restricted Asset Sale.

          (4) The amount of each such Excess Reserved Amount to be transferred constitutes Net Proceeds Allocable to Payee.

          (f) Unless an Event of Default or a Change Prepayment Event has occurred and is continuing, the Collateral Agent will withdraw cash from the Reserve Account and pay such cash at the direction of the Grantor on the date specified by the Grantor if the following conditions shall have been satisfied:

          (1) The Grantor shall have requested in writing that the Collateral Agent effect such withdrawal not less than five Business Days prior to the date on which such cash is to be withdrawn. Such request shall have been accompanied by a certificate, signed by the chief financial officer of Newco, to the effect that (A) no Event of Default or Change Prepayment
                                -
     Event has occurred and is continuing and (B) the proceeds of such
                                               -
     withdrawal are to be used to discharge a Permitted Liability which is then due and payable (and describing such Permitted Liability in general terms, including the Restricted Asset Sale out of which such Permitted Liability has arisen).

          (2) On the date on which such cash is to be withdrawn, the Collateral Agent shall have received a certificate bringing down to date the certificate referred to in Section 5.3(f)(1).

          (3) The amount of cash to be withdrawn does not exceed the remaining balance of the Reserved Amount in respect of such Restricted Asset Sale.

          (g) Unless an Event of Default has occurred and is continuing, the Collateral Agent will withdraw cash from the Reserve Account and pay such cash at the direction of the Grantor on the date specified by the Grantor if the following conditions shall have been satisfied:

          (1) The Grantor shall have requested in writing that the Collateral Agent effect such withdrawal not less than five Business Days prior to the date on which such cash is to be withdrawn. Such request shall have been accompanied by a certificate, signed by the chief financial officer of Newco, to the effect that (A) no Event of Default has occurred and is
                                -
     continuing and (B) the proceeds of such withdrawal are to be used to
                     -
     discharge a Permitted Liability which is then due and payable (and describing such Permitted Liability in general terms, including the Restricted Asset Sale out of which such Permitted Liability has arisen).

          (2) On the date on which such cash is to be withdrawn, the Collateral Agent shall have received a certificate bringing down to date the certificate referred to in Section 5.3(g)(1).

          (3) The amount of cash to be withdrawn does not exceed the remaining balance of the Reserved Amount in respect of such Restricted Asset Sale.

          (4) Such Restricted Asset Sale was a Mixed Asset Sale, and the Shortfall Amount in respect of such Restricted Asset Sale is zero.

          (h) Unless an Event of Default has occurred and is continuing, the Collateral Agent will withdraw cash from the Reserve Account representing all or a portion of any Excess Reserved Amount and pay such cash to or at the direction of the Grantor on the date specified by the Grantor if the following conditions shall have been satisfied:

          (1) The Grantor shall have requested in writing that the Collateral Agent effect such withdrawal not less than five Business Days prior to the date on which such cash is to be withdrawn. Such request shall have specified each Restricted Asset Sale with respect to which such Excess Reserved Amount arises, and, if more than one Restricted Asset Sale is so specified, the amount of each related Excess Reserved Amount. Such request shall have been accompanied by (A) a certificate, signed by the chief
                                     -
     financial officer of Newco, to the effect that no Event of Default has occurred and is continuing and (B) a certificate, signed by the chief
                                     -
     accounting officer of Newco, to the effect that the Grantor is no longer required by GAAP to maintain the related Excess Reserved Amount in its reserve in respect of each such Restricted Asset Sale.

          (2) On the date on which such cash is to be withdrawn, the Collateral Agent shall have received certificates bringing down to date the certificates referred to in Section 5.3(h)(1).

          (3) The amount of each such Excess Reserved Amount to be withdrawn does not exceed the then remaining balance of the related Reserved Amount.

          (4) Each such Restricted Asset Sale was a Mixed Asset Sale, and the Shortfall Amount in respect of each such Restricted Asset Sale is zero.

          (i) If an Event of Default has occurred and is continuing, the Collateral Agent may, in its sole discretion, apply all amounts on deposit in the Reserve Account to satisfy in accordance with Section 6.2 any Obligations then due and payable.

          Section 5.4  Specified Loss Account.  (a)  Prior to the first delivery
                       ----------------------
to the Collateral Agent of any Specified Loss Proceeds, the Collateral Agent will establish with a financial institution reasonably satisfactory to the Grantor (it being agreed that such financial institution shall not be a creditor of the Grantor or any of its Affiliates) an account (the "Specified Loss
                                                          --------------
Account") over which the Collateral Agent shall have exclusive dominion and
-------
control, including the exclusive right of withdrawal. All Specified Loss Proceeds received by the Collateral Agent and all cash Proceeds from investments thereof pursuant to Section 5.4(b) shall forthwith be deposited into the Specified Loss Account.

          (b) The amount of Specified Loss Proceeds in respect of any Mortgaged Property shall be increased by the amount of any Proceeds from the investment of amounts of such Specified Loss Proceeds pursuant to Section 5.5, net of the amount so invested.

          (c) The Collateral Agent will, upon written request from the Grantor, withdraw cash from the Specified Loss Account and apply such cash to prepay, in whole or in part, the Notes in accordance with the instructions of the Grantor set forth in such written request; provided, however, that (i) such
                                   --------  -------        -
instructions are consistent with paragraph 7(c) of the Notes, (ii) such written
                                                               --
request specifies the Mortgaged Property the Specified Loss Proceeds in respect of which are to be reduced in connection with such withdrawal, (iii) the amount
                                                                ---
by which the Specified

Loss Proceeds in respect of any Mortgaged Property are to be reduced does not exceed the remaining balance of such Specified Loss Proceeds and (iv) any cash
                                                                  --
withdrawn from the Specified Loss Account pursuant to this Section 5.4(c) shall be applied to the prepayment of the Notes only at the direction of the Grantor.

          (d) Unless an Event of Default or a Change Prepayment Event has occurred and is continuing, the Collateral Agent will withdraw cash from the Specified Loss Account and pay such cash at the direction of the Grantor on the date specified by the Grantor if the following conditions shall have been satisfied:

          (1) The Grantor shall have requested in writing that the Collateral Agent effect such withdrawal not less than five Business Days prior to the date on which such cash is to be withdrawn. Such request shall have been accompanied by (A) a certificate, signed by the chief financial officer of
                     -
     Newco, to the effect that (x) no Event of Default or Change Prepayment
                                -
     Event has occurred and is continuing and (y) the proceeds of such
                                               -
     withdrawal are to be used to pay for costs of repairs to or restoration of the Mortgaged Property in respect of which Specified Loss Proceeds were received by the Collateral Agent pursuant to Section 4.3 or 4.4 of the applicable Mortgage and (B) a copy of an invoice or invoices for such costs
                              -
     (the issuer or issuers of which shall not be Affiliates of the Grantor) evidencing that such costs have been incurred and are then due (or have been paid).

          (2) Such request shall have been received by the Collateral Agent not sooner than 30 days following the most recent withdrawal from the Specified Loss Account under this Section 5.4(d).

          (3) On the date on which such cash is to be withdrawn, the Collateral Agent shall have received a certificate bringing down to date the certificate referred to in Section 5.4(d)(1).

          (4) The amount of cash to be withdrawn (i) does not exceed the
                                                  -
     aggregate amount shown on the invoice or invoices accompanying the certificate delivered pursuant to section 5.4(d)(1) and (ii) when
                                                              --
     aggregated with all other amounts previously withdrawn pursuant to this Section with respect to such Mortgaged Property, does not exceed such Specified Loss Proceeds.

          (5) Either (i) the cash withdrawn is paid to the Grantor to reimburse
                      -
     the Grantor for amounts paid to the issuer of the invoice or invoices accompanying the certificate delivered pursuant to Section 5.4(d)(1) that are marked "paid" or (ii) the Grantor directs that the cash withdrawn is to
                           --
     be paid to, or at the direction of, the issuer or issuers of any unpaid invoice or invoices.

          (e) Unless an Event of Default has occurred and is continuing, the Collateral Agent will withdraw cash from the Specified Loss Account and pay such cash at the direction of the Grantor on the date specified by the Grantor if the following conditions shall have been satisfied:

          (1) The Grantor shall have requested in writing that the Collateral Agent effect such withdrawal not less than 10 Business Days prior to the date on which such cash is to be withdrawn. Such request shall have specified the amount of cash to be withdrawn and specified the Mortgaged Property the replacement of which is to be effected with the cash to be withdrawn and shall have been accompanied by (A) a certificate, signed by
                                                   -
     the chief financial officer of Newco, to the effect that (x) no Event of
                                                               -
     Default has occurred and is continuing and (y) the proceeds of such
                                                 -
     withdrawal are to be used to finance the purchase by the Grantor of Replacement Property from a Person who is not an

     Affiliate of the Grantor and (B) a copy of a contract for the purchase of
                                   -
     the Replacement Property.

          (2) On or prior to the date on which such cash is to be withdrawn, the Collateral Agent shall have received (A) a first mortgage securing the
                                           -
     Obligations, in recordable form and otherwise substantially in the form of the Mortgages, of the Replacement Property, duly executed and delivered by the Grantor, (B) a title insurance policy, issued by a nationally
                   -
     recognized title insurance company reasonably satisfactory to the Collateral Agent, insuring the lien of the Collateral Agent's mortgage on the Replacement Property, subject only to standard exceptions and Permitted Encumbrances, in an amount not less than the amount of the proposed withdrawal, and (C) such surveys, environmental audits and documents
                      -
     relating to the Permitted Encumbrances and compliance with Applicable Law and applicable Governmental Approvals, as reasonably requested by the Collateral Agent, as shall be reasonably necessary to satisfy the Collateral Agent that the mortgaging of the Replacement Property to secure the Obligations and the proposed withdrawal, taken together, would not materially and adversely affect the aggregate value of the Mortgaged Property and the Collateral or the rights and remedies of the Collateral Agent or any of the Secured Parties under the Loan Documents or the ability of the Collateral Agent or any of the Secured Parties to exercise the same.

          (3) On the date on which such cash is to be withdrawn, the Collateral Agent shall have received a certificate bringing down to date the certificate referred to in Section 5.4(e)(1)(A).

          (4) If the Replacement Property is being purchased in connection with the purchase by the Grantor, or any of its Affiliates, of any assets or services from the seller of the Replacement Property or any of its Affiliates, the Collateral Agent shall be reasonably satisfied that the amount of cash proposed to be withdrawn shall not be greater than the fair market value of the Replacement Property. If the Replacement Property is not being purchased in connection with the purchase by the Grantor, or any of its Affiliates, of any assets or services from the seller of the Replacement Property or any of its Affiliates, the Collateral Agent shall be reasonably satisfied that the amount of cash proposed to be withdrawn shall not be greater than the cash purchase price for the Replacement Property.

          (5) The amount of cash to be withdrawn in respect of any Mortgaged Property (when aggregated with all other amounts previously withdrawn pursuant to this Section 5.4 with respect to such Mortgaged Property) does not exceed the Specified Loss Proceeds received in respect of such Mortgaged Property.

          (6) The Grantor directs that the cash withdrawn is to be paid to, or at the direction of, the seller of the Replacement Property.

          (f) If Specified Loss Proceeds with respect to a Mortgaged Property have been withdrawn from the Specified Loss Account pursuant to Section 5.4(d), upon completion of the repairs to such Mortgaged Property the Grantor shall direct the Collateral Agent pursuant to Section 5.4(c) to apply any balance of such Specified Loss Proceeds with respect to such Mortgaged Property remaining in the Specified Loss Account to the prepayment of the Notes. If the Grantor has notified the Collateral Agent in accordance with the Mortgage that Specified Loss Proceeds with respect to a Mortgaged Property are to be used to finance the purchase of Replacement Property pursuant to Section 5.4(e), the Grantor may at any time and from time to time direct the Collateral Agent pursuant to Section 5.4(c) to apply any portion of such Specified Loss Proceeds with respect to such Mortgaged Property to the prepayment of the Notes.

          (g) If an Event of Default has occurred and is continuing, the Collateral Agent may, in its sole discretion, apply all amounts on deposit in the Specified Loss Account to satisfy in accordance with Section 6.2 any Obligations then due and payable.

          Section 5.5  Investment.  Unless an Event of Default has occurred and
                       ----------
is continuing, the Collateral Agent will accept directions from the Grantor as to the investment of any funds in any Cash Collateral Account in Permitted Investments; provided, however, that (i) the Collateral Agent shall not be
             --------  -------        -
required to make any investment that, in its sole judgment, would require or cause the Collateral Agent to be, or would result in, any violation of Applicable Law or any Governmental Approval, (ii) the Collateral Agent shall be
                                              --
authorized to sell any investment held for the account of any Cash Collateral Account to the extent cash is needed in such Cash Collateral Account to make a withdrawal of cash from such Cash Collateral Account (and shall not be liable for any loss resulting from any such sale) and (iii) the Collateral Agent shall
                                                ---
not be required to make any investment unless the Collateral Agent is able to perfect the Security Interest in such investment. The Grantor will indemnify the Collateral Agent for any losses resulting from such investments pursuant to this Section. Except as expressly set forth in this Section, the Collateral Agent shall not be obligated to invest any amounts on deposit in any Cash Collateral Account, nor shall any Cash Collateral Account pay interest. The Collateral Agent shall, upon reasonable request from the Grantor from time to time, provide the Grantor with a report as to the Collateral Agent's holdings of Permitted Investments.


                                   ARTICLE VI
                                    REMEDIES
                                    --------

          Section 6.1  Remedies upon Default.  Upon the occurrence and during
                       ---------------------
the continuance of an Event of Default, the Grantor will deliver each item of Collateral at the time in the possession of the Grantor to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right (subject to applicable law), with or without legal process and with or without previous notice or demand for performance, to exercise any and all rights afforded to a secured party under the UCC or other Applicable Law. Without limiting the generality of the foregoing, the Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of current law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Grantor, and the Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which the Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

          The Collateral Agent shall give the Grantor 10 days' written notice (which the Grantor agrees is reasonable notice within the meaning of Section 9-504(3) of the UCC as in effect in the State of New York or its equivalent in other jurisdictions) of the Collateral Agent's intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the

Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public sale made pursuant to this Section, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of the Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim under any Loan Document then due and payable to such Secured Party from the Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and the Grantor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

          Section 6.2  Application of Proceeds.  The Collateral Agent shall
                       -----------------------
apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash and any amounts paid to the Collateral Agent pursuant to any Mortgage, as follows:

          FIRST, to the payment of all costs and expenses incurred by the Collateral Agent in connection with such collection or sale or otherwise in connection with this Agreement, any of the Mortgages or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and one legal counsel for it and the holders of the Notes (plus any necessary local counsel), the repayment of all advances made by the Collateral Agent hereunder or under any Mortgage on behalf of the Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any Mortgage;

          SECOND, to the payment in full of the Obligations other than the payment of the Accreted Value of the Notes and other than all monetary obligations of the Grantor under the Guaranty Agreement (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of such Obligations owed to them on the date of any such distribution);

          THIRD, to the payment in full of the Accreted Value of the Notes (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the Accreted Value of the Notes held by them on the date of any such distribution);

          FOURTH, to the payment in full of all monetary obligations of the Grantor under the Guaranty Agreement (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of such Obligations owed to them on the date of any such distribution); and

          FIFTH, to the Grantor or its successors, or to whomsoever may lawfully be entitled to receive the same.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement; provided, however, that the Collateral Agent shall apply such
           --------  -------
proceeds, moneys or balances within six months of receipt thereof (such six months to be subject to extension during any period for which the Collateral Agent is not permitted by Applicable Law or this Agreement to apply such proceeds, moneys or balances). Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

                                  ARTICLE VII
                     RIGHTS AND DUTIES OF COLLATERAL AGENT
                     -------------------------------------

          Section 7.1  Delegation of Duties.  The Collateral Agent may execute
                       --------------------
any of its duties under any Loan Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel or other advisors concerning all matters pertaining to its duties and rights hereunder. The Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise expressly required by Section 7.2 or 8.3.

          Section 7.2  Powers; General Immunity.  (a)  Each Secured Party, by
                       ------------------------
its acquisition of any Note or Canadian Note, irrevocably authorizes the Collateral Agent to take such action on such Secured Party's behalf and to exercise such powers under the Loan Documents as are specifically delegated to it by the terms thereof, together with such powers as are reasonably incidental thereto. The Collateral Agent shall have only those duties and responsibilities which are expressly specified in the Loan Documents and it may perform such duties by or through its agents or employees. The duties of the Collateral Agent shall be mechanical and administrative in nature; and the Collateral Agent shall not have by reason of any Loan Document a fiduciary relationship in respect of any Secured Party; and nothing in any of the Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations in respect of any of the Loan Documents except as expressly set forth therein.

          (b) The Collateral Agent shall not be responsible to any Secured Party for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of any of the Loan Documents or for any Liens or Guaranties granted by, or purported to be granted by, any of the Loan Documents, or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Collateral Agent to any Secured Party or by or on behalf of Buyer, Newco, the Grantor or the Canadian Buyer, to the Collateral Agent or any Secured Party, or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or of the existence or possible existence of any Default or Event of Default.

          (c) Notwithstanding anything to the contrary in this Agreement, neither the Collateral Agent, nor any of its officers, directors, employees, agents, investigators, consultants, attorneys-in-fact or affiliates shall be liable to any Secured Party for any action taken or omitted under any of the Loan Documents or in connection herewith or therewith unless, but only to the extent, caused by its or their gross negligence or willful misconduct. If the Collateral Agent shall request instructions with respect to any act or action (including the failure to take an action) in connection with any of the Loan Documents, the Collateral Agent shall be entitled to refrain from such act or taking such action unless and until it shall have received instructions from the Required Mortgage Lenders. Without prejudice to the generality of the foregoing, (i) the Collateral Agent shall be entitled to rely, and shall be
            -
fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Grantor or its Affiliates), accountants, experts and other professional advisors selected by it; and (ii) no Secured Party shall have any right of action
                     --
whatsoever against the Collateral Agent as a result of the Collateral Agent acting or (where so instructed) refraining from acting under any Loan Document in accordance with the instructions of the Required Mortgage Lenders. The Collateral Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under the Loan Documents unless and until it has obtained the instructions of the Required Mortgage Lenders.

          (d) The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, the Collateral Agent in its individual capacity as a Secured Party. With respect to any Notes or Canadian Notes that it holds, the Collateral Agent shall have the same rights and powers hereunder as any other Secured Party and may exercise the same as though it were not performing the duties and functions delegated to it hereunder. The Collateral Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or any other business with the Grantor or any Affiliate of the Grantor as if it were not performing the duties specified herein, and may accept fees and other consideration from the Grantor or any Affiliate of the Grantor without having to account for the same to the Secured Parties.

          (e) Without limiting the foregoing, the Collateral Agent may deem and treat the holder of any Note or any Canadian Note as the owner thereof for all purposes. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note or Canadian Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or Canadian Note or of any Note or Canadian
Note issued in exchange therefor.

          (f) The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, on the Register and the copies of the "Register" (as defined in the Canadian Notes), in each case as provided to the Collateral Agent by the Grantor pursuant to Section 4.10, for purposes of determining the names and addresses of the holders of the Notes and the Canadian Notes.

          Section 7.3  Non-Reliance on Agent.  Each Secured Party, by its
                       ---------------------
acquisition of any Note or Canadian Note, expressly acknowledges that neither the Collateral Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Collateral Agent hereinafter taken shall be deemed to constitute any representation or warranty by such Person. The Collateral Agent shall not have any duty or responsibility either initially or on a continuing basis to make any such investigation or any such appraisal on behalf of the Secured Parties or to provide any Secured Party with any credit or other information with respect thereto, and the Collateral Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to the Secured Parties.

          Section 7.4  Determinations Pursuant to Loan Documents.  In each
                       -----------------------------------------
circumstance where, under any provision of any Loan Document, the Collateral Agent shall have the right to grant or withhold any consent, exercise any remedy, make any determination or direct any action under such Loan Document, the Collateral Agent shall act in respect of such consent, exercise of remedies, determination or action, as the case may be, only with the consent of and at the direction of the Required Mortgage Lenders; provided, however, that (i) no such
                                            --------  -------        -
consent of the Required Mortgage Lenders shall be required with respect to any consent, determination or other matter that is, in the Collateral Agent's reasonable judgment, ministerial or administrative in nature or provided for in such Loan Document, (ii) the Collateral Agent is hereby authorized on behalf of
                     --
all of the Secured Parties, without the necessity of any further consent from any Secured Party, from time to time prior to an Event of Default, to release the security interests and Liens imposed by the Mortgage Documents in connection with any dispositions permitted by the terms of the Mortgage Documents or as may be required by Applicable Law and (iii) the Collateral Agent may in its
                                   ---
discretion take such action as it deems necessary, without the consent or direction of the Required Mortgage Lenders, if in the good faith determination of the Collateral Agent the interests of the Secured Parties would be adversely affected were such action to be delayed pending the obtaining of such consent or direction. In each circumstance where any consent of or direction from the Required Mortgage Lenders is required, the Collateral Agent shall send to the Secured Parties a notice setting forth a description in reasonable detail of the matter as to which consent or direction is requested and the Collateral Agent's proposed course of action with respect thereto. In the event the Collateral Agent shall not have received a response from any Secured Party within five Business Days after the giving of such notice (unless such notice is given by mail, in which case 10 Business Days after the giving of such notice), such Secured Party shall be deemed to have agreed to the course of action proposed by the Collateral Agent, provided that such notice states that a failure to respond shall have the consequences specified in this sentence.

          Section 7.5  Resignation of the Collateral Agent. The Collateral Agent
                       -----------------------------------
may at any time, by giving 30 days' prior written notice to the Grantor, resign and be discharged from the responsibilities hereby created, such resignation to become effective upon the earlier of (i) the acceptance of the appointment of a
                                      -
successor pursuant to the next sentence of this Section or (ii) the appointment
                                                            --
of a successor by the Required Mortgage Lenders and the acceptance of such appointment by such successor. If no successor shall be appointed and approved pursuant to clause (ii) above within 30 days after the date of any such resignation, the Collateral Agent may apply to any court of competent jurisdiction to appoint a successor to act until a successor shall have been appointed by the Required Mortgage Lenders as above provided or may, on behalf of the Secured Parties, appoint a successor Collateral Agent. Any successor Collateral Agent shall be (A) a bank with an office in New York, New York,
                           -
having a combined capital and surplus of at least $500,000,000 that is authorized to perform the functions of the Collateral Agent hereunder or

(B) the holder of a majority in outstanding Accreted Value of the Notes. Any
 -
successor Collateral Agent shall assume the obligations of the retiring Collateral Agent under the Landlord Lien Waiver dated the Closing Date among BCI, the Grantor and Seller, as initial Collateral Agent.


                                  ARTICLE VII
                                 MISCELLANEOUS
                                 -------------

          Section 8.1  Security Interest Absolute; Release of Security Interest.
                       --------------------------------------------------------
(a) All rights of the Collateral Agent hereunder, the Security Interest and all obligations of the Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Notes (or any
                 -
Guaranty endorsed thereon), any Mortgage or the Guaranty Agreement, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner
                                              -
or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Notes (or any Guaranty endorsed thereon), any Mortgage or the Guaranty Agreement or any other agreement or instrument, (c) any exchange, release or non-
                                       -
perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance which
                                                -
might otherwise constitute a defense available to, or a discharge of, the Grantor in respect of the Obligations or this Agreement, except the payment in full of the Obligations and except for any matter approved in writing by the Required Mortgage Lenders and the Collateral Agent.

          (b) The consent or approval of any Secured Party shall not be required for the release of any Collateral by the Collateral Agent to the Grantor in accordance with the express provisions of this Agreement.

          Section 8.2  Successors.  Whenever in this Agreement any of the
                       ----------
parties hereto is referred to, such reference shall be deemed to include the successors of such party (including, in the case of the Collateral Agent, any successor Collateral Agent); and all covenants, promises and agreements by or on behalf of the Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors (including, in the case of the Collateral Agent, any successor Collateral Agent).

          Section 8.3  Collateral Agent Appointed Attorney-in-Fact.  The Grantor
                       -------------------------------------------
hereby appoints the Collateral Agent the attorney-in-fact of the Grantor, with power of substitution and in the Grantor's name or otherwise, for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes hereof, including, upon the occurrence and during the continuance of an Event of Default, the power to (a)
                                                                            -
receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) demand, collect, receive payment of, give receipt for and
                   -
give discharges and releases of all or any of the Collateral; (c) commence and
                                                               -
prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (d)
                                                                       -
settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; and (e) use, sell, assign, transfer,
                                               -
pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided,
                                                                  --------
however, that nothing herein contained shall be construed as requiring or
-------
obligating the Collateral

Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by the Collateral Agent with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of the Grantor or to any claim or action against the Collateral Agent other than any such matter to the extent arising out of the gross negligence or willful misconduct of the Collateral Agent. It is understood and agreed that the appointment of the Collateral Agent as the agent and attorney-in-fact of the Grantor for the purposes set forth above is coupled with an interest and is irrevocable. The provisions of this Section shall in no event relieve the Grantor of any of its obligations hereunder or under any Mortgage with respect to the Collateral or any part thereof or impose any obligation on the Collateral Agent or any Secured Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Collateral Agent or any Secured Party of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder, by law or otherwise; provided,
                                                                     --------
however, that the Collateral Agent's sole duty with respect to the custody,
-------
safekeeping and physical preservation of the Collateral in its possession, under
Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account.

          Section 8.4  Collateral Agent's Expenses; Indemnification.  (a)  The
                       --------------------------------------------
Grantor will pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of one counsel for it and the holders of the Notes (plus any necessary local counsel), of any experts or agents and of any financial institution with which any Cash Collateral Account is maintained, which the Collateral Agent may incur in connection with (i) the administration of the Mortgage Documents, (ii) the
                    -                                                 --
custody, preservation or investment of, or the sale of, collection from or other realization upon any of the Collateral, (iii) the exercise, enforcement or
                                         ---
protection of any of the rights of the Collateral Agent hereunder or under any Mortgage or (iv) the failure of the Grantor to perform or observe any of the
             --
provisions hereof, other than any such expenses to the extent arising out of the gross negligence or willful misconduct of the Collateral Agent.

          (b) The Grantor will indemnify the Collateral Agent against, and hold it harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against it arising out of, in any way connected with, or as a result of, the execution, delivery or performance of any Mortgage Document, or any exercise of remedies thereunder, or any claim, litigation, investigation or proceeding relating hereto or to the Collateral or any Mortgage or Mortgaged Property, whether or not a party thereto, other than, and only to the extent, caused by the gross negligence or willful misconduct of the Collateral Agent.

          (c) Any such amounts payable as provided hereunder shall be additional Obligations. The provisions of this Section shall remain operative and in full force and effect regardless of the termination of this Agreement, the consummation of the transactions contemplated hereby, the invalidity or unenforceability of any term or provision of this Agreement, any Note, the Guaranty Agreement or any Mortgage, or any investigation made by or on behalf of the Collateral Agent. All amounts due under this Section shall be payable on written demand therefor.

          Section 8.5  Waivers; Amendment.  (a)  No failure or delay of the
                       ------------------
Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder are cumulative and are not exclusive of any rights or remedies which it would otherwise have. No waiver of any provisions of this Agreement or consent to any departure by the Grantor therefrom shall in any event be effective unless the same shall be permitted by Section 8.5(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Grantor in any case shall entitle the Grantor to any other or further notice or demand in similar or other circumstances.

          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with paragraph 14 of the Notes.

          Section 8.6  Termination.  This Agreement (including the
                       -----------
representations and warranties herein) and the Security Interest shall terminate when and only when all the Obligations have been paid in full. Upon such termination, the Collateral Agent shall forthwith assign, transfer and deliver any Collateral in the possession or under the control of the Collateral Agent (including any Collateral in any Cash Collateral Account) to or on order of the Grantor and, at the Grantor's expense, execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination. Any execution and delivery of such documents shall be without recourse to or warranty by the Collateral Agent.

          Section 8.7  Severability.  If any provision of this Agreement is
                       ------------
inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses, Sections or subsections of this Agreement shall not affect the remaining portions of this Agreement.

          Section 8.8  Notices.  All notices and other communications made in
                       -------
connection with this Agreement shall be in writing. Any notice or other communication in connection herewith shall be deemed duly given (a) four Business Days after it is sent by express, registered or certified mail, return receipt requested, postage prepaid or (b) one Business Day after it is sent by overnight courier, in each case, addressed as follows:

          (i)  if to the Grantor:

               CDW Realco, Inc.
               One Riverfront Center
               Pittsburgh, PA 15222
               Attention:  Chief Financial Officer

               with a copy to:

               CDW Acquisition Corporation
               One Riverfront Center
               Pittsburgh, PA 15222
               Attention:  Chief Financial Officer

               and to:

               Debevoise & Plimpton
               875 Third Avenue
               New York, NY 10022
               Attention:  Steven Ostner

          (ii) if to the Collateral Agent:

               Westinghouse Electric Corporation
               Westinghouse Building
               Gateway Center
               11 Stanwix Center
               Pittsburgh, PA 15222
               Telecopy:  (412) 642-3819
               Telephone:  (412) 244-2000
               Attention:  Treasurer

               with a copy to the attention
                 of the General Counsel
                 (telecopy:  (412) 642-5671)

or, in each case, at such other address as may be specified in writing to the other parties hereto. Any party may give any notice or other communication in connection herewith using any other means (including, without limitation, personal delivery, messenger service, telecopy, telex or ordinary mail), but no such notice or other communication shall be deemed to have been duly given unless and until it is actually received by the individual for whom it is intended.

          Section 8.9  Headings.  The headings contained in this Agreement are
                       --------
for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

          Section 8.10 Entire Agreement.  This Agreement, together with the
                       ----------------
Acquisition Agreement, the Notes, the Canadian Notes, the Mortgages and the Guaranty Agreement, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

          Section 8.11 Counterparts.  This Agreement may be executed in several
                       ------------
counterparts, each of which shall be
deemed an original and all of which shall together constitute one and the same instrument.

          Section 8.12 Governing Law.  This Agreement shall be governed in all
                       -------------
respects, including as to validity, interpretation and effect, by the internal laws of the State of New York, without giving effect to the conflict of laws rules thereof.

          Section 8.13 No Third Party Beneficiaries. Nothing in this Agreement
                       ----------------------------
shall confer any right upon any person or entity other than the parties hereto, the Secured Parties and each such party's respective successors and permitted assigns.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                              CDW REALCO, INC.,


                              By /s/
                                 ---------------------------------------
                                 Name:
                                 Title:


                              WESTINGHOUSE ELECTRIC CORPORATION, as Collateral Agent,


                              By /s/
                                 ---------------------------------------
                                 Name:
                                 Title:

                                                                       Exhibit A
                                                                       ---------

Debtor:                                                 Secured Party:

WESCO Distribution, Inc.                                Westinghouse Electric
One Riverfront Center                                      Corporation, as
Pittsburgh, PA  15222                                      Collateral Agent
Attention:  Chief Financial                             Westinghouse Building
            Officer                                     Gateway Center
                                                        11 Stanwix Street
                                                        Pittsburgh, PA  15222
                                                        Attention:  Treasurer

All of Debtor's accounts, chattel paper, documents, general intangibles, instruments, or securities (whether certificated or uncertificated), in each case now in existence or hereafter arising or acquired, and all proceeds of or substitutions for, any and all of the foregoing collateral and, to the extent not otherwise included, all payments under insurance or any indemnity, warranty, or guaranty payable by reason of loss or damage to or otherwise with respect to any of the foregoing collateral, and all cash, wherever located.

                       [to be typed on face of UCC form]

All of Debtor's accounts, chattel paper, documents, general intangibles, instruments or securities now or hereafter arising or acquired, and all proceeds of any of the foregoing, and all payments under insurance or any indemnity payable with respect to any of the foregoing, and all cash, all as more fully described on the attached Schedule A.

                                                              Schedule 3.02A
                                                                      to
                                                       Cash Collateral Agreement

                                    Filings
                                    -------

UCC-1 financing statements, in substantially the form of Exhibit A attached hereto, filed in the following jurisdictions:


     Delaware
     --------
          Secretary of State


     New York
     --------
          Secretary of State


     Pennsylvania
     ------------
          Secretary of State
          Allegheny County